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                                                                     Exhibit 5.1




                                        September 26, 1996


Guidant Corporation
111 Monument Circle, 29th Floor
Indianapolis, IN  46204-5129

Dear Sirs:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by Guidant Corporation, an Indiana corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on June 20, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 1 thereto, relating to 10,350,000 shares of the Company's common stock, without par value (the "Shares").

     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

     Based upon the foregoing, it is our opinion that:

     1. The Company is a validly existing corporation under the laws of the State of Indiana.

     2. The Shares being offered pursuant to the Registration Statement are validly authorized, and, when the Registration Statement shall have become effective and the Shares have been sold upon the terms and conditions described in the Registration Statement and set forth in the Underwriting Agreement filed as an exhibit to the Registration Statement, the Shares will be legally issued and fully paid and nonassessable.

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     We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction except the State of New York and the federal law of the United States. As to matters governed by Indiana law, we have relied solely upon the opinion of Baker & Daniels, Indianapolis, Indiana, a copy of which is enclosed herewith.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/  Dewey Ballantine


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